                                  EXHIBIT 10.5

                              AMENDED AND RESTATED

                            STOCK EXCHANGE AGREEMENT

                                  By and Among

                             VIVRA RENAL CARE, INC.,

                               VIVRA INCORPORATED,

                             MARTIN L. GELMAN, M.D.,

                                       and

                              GERALD BOUSQUET, M.D.



                                   dated as of
                                January 30, 1996

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.   The Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1   Exchange of Stock    . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2   Consideration    . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.3   Determination of Purchase Price    . . . . . . . . . . . . . . . .  2
     1.4   Transfer of Custody of Patient Records   . . . . . . . . . . . . .  4
     1.5   Noncompetition, Nonsolicitation, and Nondisclosure Covenants   . .  4

2.    Representations and Warranties of the Sellers . . . . . . . . . . . . .  7
     2.1   Organization and Capitalization    . . . . . . . . . . . . . . . .  7
     2.2   Authority    . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     2.3   Financial Statements   . . . . . . . . . . . . . . . . . . . . . .  8
     2.4   Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     2.5   Effect of Agreement    . . . . . . . . . . . . . . . . . . . . . .  9
     2.6   Compliance with Law    . . . . . . . . . . . . . . . . . . . . .   10
     2.7   Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     2.8   Improper Payments    . . . . . . . . . . . . . . . . . . . . . .   12
     2.9   Eminent Domain   . . . . . . . . . . . . . . . . . . . . . . . .   12
     2.10  Insurance    . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     2.11  Labor Arrangements   . . . . . . . . . . . . . . . . . . . . . .   12
     2.12  Personnel; Compensation    . . . . . . . . . . . . . . . . . . .   13
     2.13  Employment Contracts and Employee Benefit Plans    . . . . . . .   13
     2.14  Brokers    . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     2.15  Liabilities    . . . . . . . . . . . . . . . . . . . . . . . . .   14
     2.16  Material Contracts   . . . . . . . . . . . . . . . . . . . . . .   14
     2.17  Pooling of Interests   . . . . . . . . . . . . . . . . . . . . .   15
     2.18  Securities Laws    . . . . . . . . . . . . . . . . . . . . . . .   15
     2.19  Accounts Receivable    . . . . . . . . . . . . . . . . . . . . .   16
     2.20  Taxes    . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     2.21  Bank Accounts    . . . . . . . . . . . . . . . . . . . . . . . .   16
     2.22  Real Estate    . . . . . . . . . . . . . . . . . . . . . . . . .   17
     2.23  Transactions with Affiliates   . . . . . . . . . . . . . . . . .   17
     2.24  Interim Change   . . . . . . . . . . . . . . . . . . . . . . . .   17
     2.25  Disclosure by the Seller   . . . . . . . . . . . . . . . . . . .   18
     2.26  No Untrue Representation or Warranty   . . . . . . . . . . . . .   18

3.   Representations and Warranties of the Buyer and Vivra  . . . . . . . .   19
     3.1   Organization and Good Standing   . . . . . . . . . . . . . . . .   19
     3.2   Authority    . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     3.3   Brokers    . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     3.4   Effect of Agreement    . . . . . . . . . . . . . . . . . . . . .   19
     3.5   Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . .   20
     3.6   Vivra Stock    . . . . . . . . . . . . . . . . . . . . . . . . .   20
     3.7   Other    . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                                      Page i

4.   Covenants of the Sellers   . . . . . . . . . . . . . . . . . . . . . .   20
     4.1   Conduct of Business Pending the Closing    . . . . . . . . . . .   20
     4.2   Restrictions on Transfer   . . . . . . . . . . . . . . . . . . .   21
     4.3   Facilities Lease   . . . . . . . . . . . . . . . . . . . . . . .   21
     4.4   Insurance    . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     4.5   Audited Financial Statements   . . . . . . . . . . . . . . . . .   22
     4.6   Satisfaction of Conditions Precedent   . . . . . . . . . . . . .   22
     4.7   Supplements    . . . . . . . . . . . . . . . . . . . . . . . . .   22
     4.8   Bank Accounts    . . . . . . . . . . . . . . . . . . . . . . . .   22

5.   Covenants of the Buyer and Vivra   . . . . . . . . . . . . . . . . . .   22
     5.1   Maintenance of Records; Access by the Sellers    . . . . . . . .   22
     5.2   Financial Statements   . . . . . . . . . . . . . . . . . . . . .   22
     5.3   Satisfaction of Conditions Precedent   . . . . . . . . . . . . .   23
     5.4   Public Announcement    . . . . . . . . . . . . . . . . . . . . .   23
     5.5   Other    . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

6.   The Buyer's and Vivra's Conditions Precedent to Closing  . . . . . . .   23
     6.1   Warranties True and Correct    . . . . . . . . . . . . . . . . .   23
     6.2   Deliveries   . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     6.3   Approval   . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     6.4   Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     6.5   Condition of Assets    . . . . . . . . . . . . . . . . . . . . .   24
     6.6   Registration of Vivra Shares   . . . . . . . . . . . . . . . . .   24
     6.7   Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     6.8   Due Diligence    . . . . . . . . . . . . . . . . . . . . . . . .   24
     6.9   FIRPTA Certificate   . . . . . . . . . . . . . . . . . . . . . .   24

7.   The Sellers' Conditions Precedent to Closing   . . . . . . . . . . . .   24
     7.1   Warranties True and Correct    . . . . . . . . . . . . . . . . .   24
     7.2   Deliveries   . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     7.3   Approval   . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     7.4   Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     7.5   Registration of Vivra Shares   . . . . . . . . . . . . . . . . .   25

8.   Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     8.1   Closing    . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     8.2   Escrow Agreement   . . . . . . . . . . . . . . . . . . . . . . .   25
     8.3   Deliveries   . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     8.4   Closing Agreements   . . . . . . . . . . . . . . . . . . . . . .   27
     8.5   Termination    . . . . . . . . . . . . . . . . . . . . . . . . .   27

9.   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     9.1   Indemnification    . . . . . . . . . . . . . . . . . . . . . . .   28
     9.2   Calculations   . . . . . . . . . . . . . . . . . . . . . . . . .   28
     9.3   Notice and Right to Defend   . . . . . . . . . . . . . . . . . .   29

                                   Page ii

10.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     10.1  Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     10.2  Payment of Expenses    . . . . . . . . . . . . . . . . . . . . .   31
     10.3  Sales Tax    . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     10.4  Schedules    . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     10.5  Termination    . . . . . . . . . . . . . . . . . . . . . . . . .   31
     10.6  Risk of Loss   . . . . . . . . . . . . . . . . . . . . . . . . .   31
     10.7  Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     10.8  Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . .   32
     10.9  Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . .   32
     10.10 Successors and Assigns   . . . . . . . . . . . . . . . . . . . .   32
     10.11 Further Assurances   . . . . . . . . . . . . . . . . . . . . . .   32
     10.12 Survival of Representations and Warranties   . . . . . . . . . .   32
     10.13 Interpretation   . . . . . . . . . . . . . . . . . . . . . . . .   32
     10.14 Severability   . . . . . . . . . . . . . . . . . . . . . . . . .   32
     10.15 Release    . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     10.16 Governing Law    . . . . . . . . . . . . . . . . . . . . . . . .   33


                                   Page iii

                              AMENDED AND RESTATED
                            STOCK EXCHANGE AGREEMENT
                            ------------------------


           THIS Amended and Restated Stock Exchange Agreement (the "Agreement") is made as of January 30, 1996 by and among Vivra Renal Care, Inc., a Nevada corporation (the "Buyer"), Vivra Incorporated, a Delaware corporation ("Vivra"), and Martin L. Gelman, M.D. ("Gelman") and Gerald Bousquet, M.D. ("Bousquet") (Gelman and Bousquet, together being the "Sellers" and individually a "Seller").

                                 R E C I T A L S

           A. Hopedale Dialysis Center, Inc., a Massachusetts corporation ("Hopedale"), owns and operates a facility located at 54 Hopedale Street, Hopedale, Massachusetts. Metro North Dialysis Center, Inc., a Massachusetts corporation ("Metro"), owns and operates a facility located at 103 Garland Street, Everett, Massachusetts. Dialysis Services, Inc., a Massachusetts corporation ("DSI"), located at 103 Garland Street, Everett, Massachusetts, is engaged in hemodialysis services. Hopedale, Metro, and DSI are referred to collectively herein as the "Companies".

           B. Gelman owns 60 shares of common stock, no par value, of Hopedale, 100 shares of common stock, no par value, of Metro, and 100 shares of common stock, no par value, of DSI and Bousquet owns 40 shares of common stock, no par value, of Hopedale (collectively, the "Seller Shares").

           C. It is the intention of the parties for Vivra to issue to the Sellers certain shares of its common stock in exchange for the Sellers transferring their shares to the Buyer pursuant to the requirements of Section 368(a)(1)(B) of the Internal Revenue Code (the "Code").

           D. The Buyer desires to, and Vivra desires that the Buyer, acquire from the Sellers and the Sellers desire to sell to the Buyer all of the Seller Shares in exchange for capital stock of Vivra.

           NOW, THEREFORE, it is agreed:

1.   The Transaction.
     ---------------

     1.1   Exchange of Stock.  Subject to the terms and conditions contained
           -----------------
herein, at the Closing (as hereinafter defined) the Sellers shall sell, transfer, and assign to the Buyer, and the Buyer shall purchase, accept, and receive all right, title, and interest in and to all of the Seller Shares, free and clear of all options, pledges, security interests, liens, charges, or other encumbrances or restrictions on transfer of any kind ("Encumbrances"), solely in exchange for common stock of Vivra as required by Section 368(a)(1)(B) of the Code.

     1.2   Consideration.
           -------------

     (a) Upon the terms and subject to the conditions hereof, and in consideration of the transfer and delivery of the Seller Shares, Vivra shall deliver to the Sellers (in the relative proportions set forth on Schedule 1.2)
                                                                 ------------
(i) at the Closing, that number of shares of common stock, par value
$.01 per share, of Vivra ("Vivra Common Stock") equal to $3,900,000 divided by the Per Share Price (as defined below), and (ii) on the date set forth below in paragraph 1.3, that number of shares of Vivra Common Stock equal
         -------------
to the Purchase Price less $3,900,000 divided by the Per Share Price (the "Post Closing Payment").

     (b) "Per Share Price" shall mean the average per share closing sale price of Vivra Common Stock on the New York Stock Exchange for the 20 consecutive trading days ending on the tenth trading day prior to the Closing Date (the "Average Price"); provided, however, that if the closing sale price of the Vivra Common Stock on the New York Stock Exchange on the third trading day immediately preceding the Closing Date (the "Recent Price") is

           (i) greater than the Average Price, then the Per Share Price shall be the greater of (x) an amount equal to 15% less than the Recent Price, and (y) the Average Price, or

           (ii) less than the Average Price, then the Per Share Price shall be the lesser of (x) an amount equal to 15% greater than the Recent Price, and
     (y) the Average Price.

     (c) All references in this Agreement to Vivra Common Stock shall be deemed to include the associated right to purchase a share of Vivra Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between Vivra and Bank of America National Trust and Savings Association. The shares of Vivra Common Stock to be issued to the Sellers (including any Post Closing Payment (as hereinafter defined)) are referred to in this Agreement as the "Vivra Shares". The Vivra Shares shall initially be delivered to the Escrow Holder pursuant to paragraph 4.2 of this Agreement.
-------------

     (d) Fractional interests in Vivra Shares will be rounded up to the next whole share. Adjustments will be made in calculating the number of Vivra Shares to be issued to account for stock splits, reclassification of outstanding shares of common stock, consolidations, distributions to common stockholders, and the like.

     1.3  Determination of Purchase Price.  (a) The Purchase Price for the
          -------------------------------
Seller Shares (the "Purchase Price") shall be equal to (i) $4,100,000, plus (ii) an amount (which may be a negative amount) equal to the aggregate current assets of the Companies less the aggregate liabilities of the Companies (each as reflected on the Final Closing Balance Sheet (as hereinafter defined)) and shall be determined in accordance with the provisions of this paragraph 1.3. Within
                                                        -------------
60 days after the Closing the Buyer shall have prepared and delivered to the Sellers balance sheets for each of the Companies as of the date of the Closing, along with a statement setting forth in reasonable detail the computation of the Purchase Price (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles and procedures used in, and on a basis consistent with, those applied by each of the Companies in preparing each of the Companies' September 30, 1995 balance sheet included within the Financials (as hereinafter defined) including those procedures set forth on
Schedule 1.3A; provided, however, that for purposes of
-------------
the Closing Balance Sheet the following provisions shall govern:

               (i) accounts receivable to be included in the Closing Balance Sheet shall consist of all of the accounts receivable of the Companies to hospitals or for services rendered to patients with valid insurance coverage, net of any contractual adjustments, in each case during the period from July 1, 1995 through December 31, 1995;

               (ii) work in progress to be included in the Closing Balance Sheet shall consist of all work in progress of the Companies as of the Closing Date shall consist of unbilled amounts due from hospitals or for services rendered to patients with valid insurance coverage, net of any contractual adjustments, in each case for the period from January 1, 1996 through January 30, 1996; and

               (iii) the Closing Balance Sheet shall reflect as a liability the liability for taxes that will result from the Companies converting from a cash basis of accounting for tax purposes to an accrual basis of accounting.

           (b) The Buyer shall promptly provide the Sellers with access to all information which the Sellers shall reasonably request (including the accountants' work papers) to verify the Closing Balance Sheet. The Closing Balance Sheet as delivered to the Sellers shall be final for purposes of determining the Purchase Price unless the Buyer is given written notice that both the Sellers dispute the calculation of the Purchase Price (the "Dispute Notice") within 30 business days after the Closing Balance Sheet has been given to the Sellers. Any Dispute Notice shall set forth in reasonable detail the items in dispute. In the event a Dispute Notice is timely delivered to the Buyer, the Buyer and the Sellers shall have 30 days to resolve the dispute and if not resolved, the dispute together with each party's estimate of the Purchase Price (each an "Asserted Amount") shall be submitted to a "Big Six" accounting firm chosen by lot which firm shall not have had any relationship with Vivra, the Buyer, or the Sellers or their affiliates for two years prior to the date of this Agreement (the "Arbitrator") which shall be instructed to arbitrate such dispute and determine the Purchase Price within 30 days. If the aggregate amount of the Purchase Price is closer to the Seller's Asserted Amount than to the Buyer's and Vivra's Asserted Amount, then the Buyer shall pay the fees and expenses of the Arbitrator. If the aggregate amount of the Purchase Price is closer to the Buyer's and Vivra's Asserted Amount than to the Seller's Asserted Amount, then the Sellers shall pay the fees and expenses of the Arbitrator. The resolution of the dispute by the Arbitrator shall be set forth in writing and shall be conclusive and binding upon and non-appealable by the parties, and the determination of the Purchase Price shall become final upon the date of such resolution and may be entered as a final judgment in any court of proper jurisdiction. The Closing Balance Sheet as (i) delivered by the Buyer if a Dispute Notice is not properly delivered, (ii) determined by mutual agreement of the Buyer and the Sellers, or (iii) determined by the written resolution of the Arbitrator shall be the "Final Closing Balance Sheet". Vivra shall pay the Post Closing Payment, if any, to the Sellers by delivery of the appropriate number of shares of Vivra Common Stock to the Escrow Holder within 15 business days after the Final Closing Balance Sheet is determined. If there is dispute as to the Closing Balance Sheet, (a) Vivra shall pay the amount of the Post Closing Payment, if any, that is not in dispute to the Sellers by delivery of the appropriate number of shares of Vivra Common Stock to the Escrow Holder within 15 business days after the Sellers deliver the Dispute Notice to the Buyer;
(b) Vivra shall pay the remaining amount of the Post Closing Payment, if any, to the Sellers by delivery of the appropriate number of shares of Vivra Common Stock to the Escrow Holder within 15 business days after the Final Closing Balance Sheet is determined; and (c) the Sellers shall pay the reasonable costs and expenses of the transfer agent of Vivra in effecting each issuance of Vivra Common Stock hereunder.

           (c) In the event that the Purchase Price as finally determined is less than $3,900,000, then the Sellers shall pay (in the relative proportions set forth on Schedule 1.2) to Vivra such deficiency within 15 business days
             ------------
after the Final Closing Balance Sheet is determined. Such deficiency shall be paid by delivering (or instructing the Escrow Holder to deliver) that number of shares (rounded up to the next whole share in the event of a fractional share) of Vivra Common Stock equal to the deficiency divided by the Average Closing Price.

     1.4  Transfer of Custody of Patient Records.  The Sellers agree to deliver
          --------------------------------------
to the Buyer on the Closing Date custody of all existing records, files, charts, x-ray files, and similar data pertaining to each Patient (as hereinafter defined) and in the Sellers' possession as of the Closing Date (collectively, the "Patient Records"). "Patient" shall mean any past or current patient treated at the facilities of the Companies and for whom either of the Sellers keeps, maintains, or has custody of any records, files, charts, x-ray files, or any similar data. Vivra agrees to accept custody of the Patient Records and to hold, utilize, and deliver them pursuant to the instructions of the Patient to whom they pertain. The parties agree to use their best efforts to comply with all laws and regulations with respect to the handling and storage of Patient Records, including but not limited to 105 CMR 145.500-
145.560.  This paragraph 1.4 shall not apply to any patient medical records
               -------------
maintained by any Seller for the patients of his medical practice.

     1.5  Noncompetition, Nonsolicitation, and Nondisclosure Covenants.  With
          ------------------------------------------------------------
respect to each Seller:

           1.5.1  Covenants.
                  ---------

               (a)  Noncompetition Covenant.  For purposes of this Agreement,
                    -----------------------
the term "Restricted Area" shall mean an area within 10 miles of the facility located at 103 Garland Street, Everett, Massachusetts and within 20 miles of the facility located at 54 Hopedale Street, Hopedale, Massachusetts. The Seller agrees that for a period beginning on the Closing Date and ending seven years thereafter (the "Restricted Period"), the Seller will not directly or indirectly, (A) compete with the Buyer or the Companies' facilities, serve as medical director for, own, manage, operate, join, control, advise, consult with, or participate in the ownership, operation, management, or control (other than as a shareholder owning less than 5% of the capital stock of a company whose stock is publicly traded on a national securities exchange) of any business engaged in the provision of chronic out-patient or home hemodialysis, acute dialysis care, intra-dialytic parenteral nutrition, nerve conduction testing and bone densitometry services (individually and collectively, a "Competing Business") within the Restricted Area, or (B) advise, assist, consult with, lease, or sell real property to, provide financing for or aid in the establishment or operation of a Competing Business in the Restricted Area during the Restricted Period; provided, however, that if Greater Boston Medical Associates, Inc. terminates a Medical Director Agreement executed in connection herewith pursuant to Section 12.2.1 thereunder then the Covenants hereunder shall terminate upon the termination of such Medical Director Agreement. The provisions of this paragraph 1.5.1 shall not be construed to prevent Seller from engaging in the private practice of medicine within the Restricted Area or elsewhere or from engaging in teaching, research, and other academically-oriented activities; provided that serving as a medical director of any dialysis facility is not considered the private practice of medicine and shall be prohibited within the Restricted Area pursuant to this paragraph 1.5.1.

               (b)  Nonsolicitation Covenant.  The Seller agrees that during the
                    ------------------------
Restricted Period, he will not directly or indirectly, solicit any of the Buyer's, Vivra's or the Companies' patients, employees, independent contractors, referral or reimbursement sources, suppliers, providers and supplier and provider organizations and entities, insurers, and other third party payors for or on behalf of any Competing Business. Referral of a patient of a Seller's medical practice to a Competing Business shall not constitute such a prohibited solicitation. Nothing herein shall require the Seller to refer to his medical practice's patients to the Buyer's facilities.

               (c)  Nondisclosure Covenant by the Seller.  In the operation and
                    ------------------------------------
development of the Buyer's and Vivra's existing businesses and the planning and development of their proposed businesses, the Buyer, Vivra, and their affiliates (and, after the Closing, the Companies) generate information and data which is and will be proprietary and confidential (the "Confidential Information") the disclosure of which would be extremely detrimental to their business and of great assistance to their competitors. The Confidential Information includes, but is not limited to:

                    (i)  Development.  Data, plans, and projections regarding
                         -----------
the location, development, and expansion of existing and proposed facilities;

                    (ii)  Marketing.  Market surveys, studies, and analyses;
                          ---------

                    (iii)  Services.  Information concerning the identities,
                           --------
locations, and qualifications of professionals and other persons presently, or prospectively to be, retained or employed by the Buyer, Vivra, or any of their affiliates;

                    (iv)  Suppliers, etc.  Information concerning the
                          ---------------
identities, locations, prices, costs, and other terms of dealings with referral and reimbursement sources, suppliers, providers and supplier and provider organizations and entities; administrative and accounting procedures and policies of the U.S. Department of Health and Human Services and the Health Care Finance Administration, the Medicare Program ("Medicare"), the End Stage Renal Disease Program ("ESRD"), the Medicaid Program ("Medicaid"), comparable state offices and programs, insurers, and other third-party payors and information about contractual and other arrangements, and affiliations with any of the foregoing;

                    (v)  Regulatory Matters.  Information concerning
                         ------------------
legislative, administrative, regulatory, and zoning requirements, bodies, and officials;

                    (vi)  Records.  Medical, patient, and personnel records;
                          -------

                    (vii)  Data.  Statistical, financial, cost, and accounting
                           ----
data;

                    (viii)  Patients.  Existing and prospective patient lists,
                            --------
names, and addresses;

                    (ix)  Manuals.  Administrative, accounting, operations, and
                          -------
procedures manuals; and

                    (x)  This Transaction.  All writings, conversations, and
                         ----------------
information regarding the transactions contemplated by this Agreement.

           The Seller understands and agrees that, due to the highly
competitive nature of the health care industry and the business of the Companies, the Buyer, and Vivra, disclosure of any of the Confidential Information would be extremely damaging to Vivra, the Buyer, and its affiliates. The Seller agrees that during the Restricted Period he will not use or divulge such information without the prior written consent of Vivra and the Buyer. The restrictions set forth in this paragraph 1.5.1(c) shall not apply to any part of
                               ------------------
the Confidential Information which (i) is or becomes generally available to the public or publicly known other than as a result of disclosure by the Seller;
(ii) becomes available to the Seller on a nonconfidential basis from a source other than Vivra, the Buyer, or their affiliates; (iii) is disclosed pursuant to the requirement of a governmental agency or court of competent jurisdiction or as otherwise required under applicable law; or (iv) was known or available to the Seller prior to the date of this Agreement without any obligation of confidentiality.

               (d)  Products.  Notwithstanding any other provision herein, the
                    --------
terms "Confidential Information" and "Assets" do not include any ideas or inventions made by Gelman or Bousquet for medical or dialysis-related products, or associated specifications, descriptions, samples, drawings, or patent applications.

               (e) The Buyer's and Vivra's Nondisclosure Covenant.  Prior to the
                   ----------------------------------------------
Closing Date, each of the Buyer and Vivra agrees to (i) keep all writings, conversations, and information regarding the transactions contemplated by this Agreement strictly confidential and not to disclose them to any third parties, except its officers, attorneys, accountants, and other consultants, and
(ii) keep in the strictest confidence all financial and other information and data provided to it by the Seller with respect to the Companies, and not to divulge or discuss any such information, or provide copies or extracts thereof to any third parties.

           1.5.2  Transferability.  The Seller agrees that the covenants
                  ---------------
contained in paragraph 1.5.1 (the "Covenants") shall be binding on his
             ---------------
respective heirs, successors, and assigns, and that they may be assigned by Vivra or the Buyer to any person, firm, or business entity to whom the ownership and operation of the facilities owned by the Companies may be transferred, it being the intention of the parties that the Covenants shall be binding on or inure to the benefit of, as the case may be, any of their successors with the same force and effect as if the Covenants had been made by and with such successors.

           1.5.3  Severability.  It is further understood and agreed that the
                  ------------
scope of the Covenants is reasonable in time, area, and activity, and the Covenants are fairly necessary to protect the investment of Vivra and the Buyer hereunder. Nevertheless, it is further agreed that the Covenants shall be regarded as severable and shall be operative as to time, area, and activity to the extent that they may be made so operative, and if any part of them is declared invalid or unenforceable as to time, area, or activity the validity and enforceability of the remainder shall not be affected.

           1.5.4  Injunction.  It is further understood and agreed that Vivra
                  ----------
and the Buyer will suffer irreparable injury for which they will have no adequate remedy at law as a result of the breach of the Covenants, and that Vivra and the Buyer shall be entitled to appropriate remedies of specific performance and injunctive relief in the event of such breach.

     2.  Representations and Warranties of the Sellers.  Each Seller represents
         ---------------------------------------------
and warrants, individually and not jointly and severally, to the Buyer as of the date hereof, and as of the Closing Date, with respect to such Seller as follows:

     2.1  Organization and Capitalization.
          -------------------------------

               (a) Each of the Companies is, and on the Closing Date will be, a Massachusetts corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, qualified as a foreign corporation in good standing under the laws of each jurisdiction where such qualification is required, and has full power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

               (b) The authorized capital stock of (i) Hopedale consists of 15,000 shares of common stock, no par value, of which 100 shares are issued and outstanding on the date hereof, (ii) Metro consists of 20,000 shares of common stock, no par value, of which 100 shares are issued and outstanding on the date hereof, and (iii) DSI consists of 20,000 shares of common stock, no par value, of which 100 shares are issued and outstanding on the date hereof. All of the Seller Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or other right of any person.  Except as set forth on Schedule
                                                                 --------
2.1(b), there are no outstanding options, rights, warrants, conversion rights,
------
or other agreements or commitments to which the Seller or any of the Companies is a party or binding upon the Seller or any of the Companies providing for the issuance or transfer by the Seller or any of the Companies of any of the capital stock of any of the Companies. The Seller is the sole record and beneficial owner of the Seller Shares set forth, and has good and marketable title to the Seller Shares and the absolute right, power, and capacity to sell, assign, transfer, and deliver the Seller Shares to the Buyer free and clear of any liens, encumbrances, pledges, security interests, restrictive agreements, options, rights of first refusal, transfer restrictions, conditional sales agreements, voting trust arrangements, voting agreements, or claims of any nature whatsoever. The Seller is conveying to the Buyer good and marketable title to the Seller Shares free of any interest whatsoever of third parties.

     2.2  Authority.  Schedule 2.2 sets forth a list  of all of the directors
          ---------   ------------
and officers of each of the Companies. All actions required to be taken by the Seller to authorize and approve the execution, delivery, and performance of this Agreement and the other agreements to be delivered at Closing, and the consummation of the transactions described herein have been duly authorized and approved by all necessary action. The Seller has the power and authority (without the consent of any other person) to enter into, deliver, and perform this Agreement and the other agreements to be delivered at Closing. This Agreement, and the other agreements to be delivered at Closing, when executed and delivered by the Seller, will be his valid and binding obligations enforceable against him according to their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws, regulations, and authorities from time to time in effect affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding in equity or at law.

     2.3  Financial Statements.
          --------------------

           2.3.1  Statements Delivered.  The Seller has delivered or will
                  --------------------
deliver to the Buyer the following financial statements:

               (a)  Balance Sheet and Income Statement.  Balance sheets and
                    ----------------------------------
income statements for each of the Companies at and for the years ended December 31, 1993 and December 31, 1994 at and for the nine months ended September 30, 1995 (Schedule 2.3.1(a)) (the "Financials").
      -----------------

               (b)  Treatment Report.  A report showing treatments provided by
                    ----------------
the Companies from January 1, 1994 through December 31, 1995 (Schedule 2.3.1(b))
                                                              -----------------
(the "Treatment Report").

           2.3.2  Representation.  Subject to Schedule 2.3.1(a), all of the
                  --------------              -----------------
Financials have been prepared according to generally accepted accounting principles consistently applied and fairly present the financial position and results of operations of the Companies as of the dates and for the periods indicated. The Companies are not subject to any liability or obligation (whether absolute, accrued, contingent, or otherwise) which is not shown or provided for on the Financials or otherwise described in narrative form on
Schedule 2.3.1(a).  The Treatment Report accurately presents the number of
-----------------
treatments provided at or by the facilities of the Companies on the dates thereof and for the period covered thereby.

     2.4  Assets.  Schedule 2.4 contains a complete and correct list of all
          ------   ------------
material items of personal property owned or used by the Companies (the "Personal Property");

           2.4.1  Extent.  The Personal Property constitutes all material items
                  ------
of personal property used in or necessary for the operation of the business of the Companies as presently operated; and the inventory on the Closing Date will be of quality, quantity, and variety customary for the Companies;

           2.4.2  Condition.  Except as set forth on Schedule 2.4.2, there are
                  ---------                          --------------
no material defects with respect to the equipment of the Companies. The Seller does not know of any facts which would make the Assets unsuitable for the uses for which Seller has used them. Except as set forth on Schedule 2.4.2, all of
                                                        --------------
the Personal Property is in good operating condition and repair, ordinary wear and tear excepted. The Assets will furnish the Buyer with all of the assets and rights to operate the business of the Companies in the same manner as presently and historically operated by the Companies and the Seller, except the Seller makes no warranty as to the transferability of any governmental licenses;

           2.4.3  Title.  Except as set forth on Schedule 2.4, the Companies
                  -----                          ------------
have all right, title, and interest in, and good and marketable title to, all of the assets, properties, and rights used in their businesses (the "Assets") free and clear of any Encumbrance.

     2.5  Effect of Agreement.  The execution and delivery of this Agreement by
          -------------------
the Seller and the consummation of the transactions described herein, do not and will not:

           2.5.1  Articles of Incorporation.  Violate any of the Companies'
                  -------------------------
Certificates of Incorporation or Bylaws;

           2.5.2  Breach of Agreements.  Violate, constitute a breach of, cause
                  --------------------
a default under, or permit the termination of any agreement, or obligation, or give rise to any liability, penalty, mortgage, or deed of trust, security agreement, or other lien, charge, or encumbrance, to which the Company is a party or to which the Assets are subject or for which any of the Companies, or the Buyer might become liable;

           2.5.3  Acceleration of Indebtedness.  Accelerate or constitute an
                  ----------------------------
event entitling the holder of any indebtedness of any of the Companies to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect thereon; or

           2.5.4  Judgments, etc.  Violate, conflict with, or result in the
                  ---------------
breach of any judgment, order, writ, injunction, decree, or any rule or regulation of any court or governmental agency or instrumentality affecting the Seller, the Companies, or the Assets.

     2.6  Compliance with Law.  Except as set forth on Schedule 2.6, the
          -------------------                          ------------
business of the Companies has been conducted in conformity, and the Seller and the Companies are in compliance with (a) all laws relating to Medicare and/or Medicaid, including, but not limited to, 42 U.S.C. Section 1320(a)-7(a) et seq., 42 U.S.C. Section 1320(a)-7(b) et seq., 31 U.S.C. Section 3729, 105
CMR 145.000, and any other federal or state provision relating to the filing of false claims or payments for referrals; and (b) all other federal, state, and local laws, regulations, or orders, including without limitation, employment, insurance, zoning, occupancy, building, occupational, and licensure laws, regulations, and orders which affect the business of the Companies, except where the failure to conduct business in conformity with or be in compliance with any such laws, regulations, or orders would not have a material adverse effect on any of the Companies. The Seller has not received any notice asserting a failure to comply with any such law, regulation, or order which notice has not prior hereto been fully and completely resolved to the satisfaction of, or abandoned by, the noticing party. Without limitation of paragraph 2.6:
                                                         -------------

           2.6.1  Licenses, etc.  Each of the Companies holds all material
                  --------------
rights, permits, authority, consents, licenses, certificates of need, exemptions, accreditations, and the like, including zoning approvals, variances, and use or occupancy permits necessary to enable it to (i) conduct its business as heretofore conducted and (ii) obtain reimbursement under the Medicare, Medicaid, and ESRD Programs, and under all of the Companies' contracts, programs, and other arrangements with third-party payors, insurers, or fiscal intermediaries (collectively, the "Licenses"). Schedule 2.6.1 contains a
                                                --------------
complete and correct list of the Licenses, showing their dates of expiration where applicable. Subject to Schedule 2.6, the Licenses are valid and in full
                              ------------
force and effect and no violations exist in respect thereof. There are no pending, or, to the knowledge of the Seller, threatened investigations or proceedings with respect to the Licenses. Each of the facilities of the Companies has an existing Medicare Provider Agreement with the Health Care Finance Administration of the Department of Health and Human Services and is certified for participation in the Medicare, Medicaid, and ESRD Programs, all of which licenses, agreements, certifications, contracts, and instruments are in full force and effect. Subject to Schedule 2.6, no defaults have occurred
                                   ------------
thereunder, and, to the knowledge of the Seller, no event has occurred which, with the giving of notice or passage of time or both, would constitute a material default thereunder.

           2.6.2  Hazardous Materials.  Except as disclosed in Schedule 2.6.2,
                  -------------------                          --------------
to the Seller's knowledge, no hazardous or toxic material of any type has ever been generated, treated, produced, stored, transported, released, or disposed of on, around, or beneath any of the facilities of the Companies. No written notification has been received with respect to the space occupied by any of the facilities of the Companies (the "Premises"), and there are no proceedings or inquiries, pending or, to the knowledge of the Seller, threatened, before any court, agency, authority, or tribunal, involving, concerning, or affecting the Premises, in which is in issue the violation of any federal, state, or local law or regulation pertaining to hazardous or toxic materials. For purposes of this section, the phrase "hazardous or toxic materials" includes, substances defined as "hazardous substances", "hazardous materials", "toxic substances", "hazardous waste", "extremely hazardous waste", or "restricted hazardous wastes", under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq.; and comparable provisions of state and local county and city ordinances, or any substances so defined or stated in any of the regulations adopted and publications promulgated pursuant to those laws as they may have been amended from time to time.

           2.6.3  Filing of Reports.  Other than claims or reports pertaining
                  -----------------
to individual patients, the Seller has caused to be timely filed, all cost reports of every kind whatsoever required by law or by written or oral contract or otherwise to have been filed or made on or prior to the Closing Date with respect to the purchase of services by third-party purchasers, including, but not limited to, Medicare and Medicaid, insurance carriers, and other fiscal intermediaries. The Companies and the Seller have timely filed, in a complete and correct manner, all requisite claims and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs due on or before the date hereof. There are no claims, actions, payment reviews, or appeals pending or threatened before any commission, board, or agency, including, without limitation, any intermediary, carrier, the Administrator of the Health Care Financing Administration, or any other state or federal agency with respect to any Medicare or Medicaid claims filed by the Seller or the Companies on or before the date hereof, which would adversely affect any of the Companies, the Seller, the Assets, the operation or utility thereof, or the consummation of the transactions contemplated hereby. No validation review or program integrity review related to the Seller or any of the Companies has been conducted by any commission, board, or agency in connection with the Medicare or Medicaid program, and no such reviews are scheduled, pending or, to the Seller's knowledge, threatened against or affecting the Seller, any of the Companies, any of the Assets, or the consummation of the transactions contemplated hereby.

           2.6.4  Occupational Safety.  To the Seller's knowledge, each of the
                  -------------------
Companies has complied in all material respects with all requirements of the Occupational Safety and Health Act and its state equivalents and regulations promulgated under any such legislation, the consequences of a violation of which could have material adverse effect on the business of the Companies, and with all orders, judgments, and decrees of any tribunal under such legislation that apply to the business of the Companies or the Assets.

           2.6.5  Zoning.  The operation and current use of the Premises are
                  ------
permitted under existing zoning and other land use laws and regulations applicable to the Premises, and to the Seller's knowledge, there are no plans, studies, or efforts of any governmental or nongovernmental authority, association, agency, person, or entity which would affect the Buyer's proposed use or operation of the Premises.

     2.7  Litigation.
          ----------

           2.7.1  Claims, Actions, etc.  Except as set forth in Schedule 2.7,
                  ---------------------                         ------------
there are no claims, actions, suits, arbitrations, or legal or other proceedings pending or, to the best knowledge of the Seller, threatened before any court, governmental or administrative body or agency, or arbitration tribunal, nor are there any outstanding orders, writs, judgments, injunctions, or decrees of any court, arbitrator, or governmental agency to which the Seller or any of the Companies is a party related to the business of the Companies;

           2.7.2  Governmental Investigation.  Except as shown on Schedule 2.7,
                  --------------------------                      ------------
no investigations for claims against (i) any of the Companies, the Seller, the business of the Companies, or the facilities of the Companies, or (ii) to the best knowledge of the Seller, any of the employees of the facilities of the Companies, are pending or threatened by any governmental agency or instrumentality; and

           2.7.3  Judgments.  Except as shown on Schedule 2.7, neither the
                  ---------                      ------------
Seller nor any of the Companies is party to, nor are they the subject of, any judgment, order, writ, injunction, or decree of any court or governmental agency or instrumentality which relates to the Assets, the Companies, the condition or operation of the facilities of the Companies, or the consummation of any of the transactions described in this Agreement.

     2.8  Improper Payments.  Subject to Schedule 2.6, none of the Seller, nor
          -----------------              ------------
to the Seller's knowledge any of the Companies' or any of the Seller's or the Companies' affiliates, employees, representatives, or agents has, directly or indirectly, within the past four years, given, made, or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution, or similar benefit to any customer, supplier, governmental employee, or other person who may be in a position to help or hinder the business of the Companies. Neither the Seller nor any of the Companies has filed any reports with any governmental agency which disclose that it has participated in any of the foregoing practices or acts giving rise to such practices.

     2.9  Eminent Domain.  There are no pending or, to the best knowledge of the
          --------------
Seller, threatened proceedings in eminent domain or otherwise, affecting any of the Assets or any of the facilities of the Companies.

     2.10  Insurance.  Schedule 2.10 sets forth a complete and correct list of
           ---------   -------------
all policies of fire, extended coverage, liability (including, without limitation, medical malpractice and professional liability), and all other kinds of insurance held by each of the Companies covering the Assets, the facilities of the Companies and the business of the Companies. These policies are and will be maintained, in full force and effect, until the Closing Date. Schedule 2.10
                                                                  -------------
also contains a list of all claims made on such policies since January 1, 1994. There are no pending or asserted claims against any insurance as to which any insurer has denied liability.

     2.11  Labor Arrangements.  Except as shown on Schedule 2.11, none of the
           ------------------                      -------------
Companies is a party to, bound by, or obligated to contribute to, any collective bargaining agreement or other similar contract with any labor organization, nor is it a member of or affiliated with any organization, group, or association as a result of which it is bound as to the terms and conditions of employment or its hiring or termination policies at the facilities of the Companies with respect to any of its employees. Except as disclosed in Schedule
                                                         --------
2.11, none of the Companies has experienced, and there is not pending or, to the
----
best knowledge of the Seller, threatened, any labor dispute, strike, work stoppage or slowdown, or labor disturbance affecting any of the facilities of the Companies, nor has there been any labor union organizing activity at any of the facilities of the Companies within the last three years. There is no unfair labor practice or other charge or complaint pending, or, to the best knowledge of the Seller, threatened against any of the Companies, before any court, the National Labor Relations Board, or any other governmental agency.

     2.12  Personnel; Compensation.  Schedule 2.12 is a complete and correct
           -----------------------   -------------
list of the names and addresses of all employees of the Companies showing the compensation payable to each and all accrued vacation time, sick leave, and holiday time through December 31, 1995. Except as set forth on Schedule 2.12, the Company has not increased the compensation payable
-------------
to any employee of the Company since September 30, 1995, without the prior written consent of the Buyer.

     2.13  Employment Contracts and Employee Benefit Plans.  Schedule 2.13
           -----------------------------------------------   -------------
contains a complete and correct list and description of all employment contracts to which the Company is a party or by which it is bound and of all pension, bonus, profit sharing, retirement, stock option, medical expense, dental expense, hospitalization, life insurance, death, or other benefit, severance, and other benefit plans, agreements, arrangements, or other programs providing remuneration or benefits for employees of the Companies, including without limitation any employee benefit plan defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not reflected in any plan documents. There have been no material defaults, breaches, omissions, or other material failings by any of the Companies or, to the best knowledge of the Seller, any fiduciary under any of these contracts or programs.

           2.13.1  Employee Benefit Plans.  Without limitation of paragraph
                   ----------------------                         ---------
2.13, as to each employee benefit plan, as defined in Section 3(3) of ERISA
----
sponsored by any of the Companies:

               (a)  Compliance.  Each of the Companies is in compliance in all
                    ----------
material respects with, and has taken all steps necessary to satisfy the requirements which are prescribed by, any and all statutes, orders, or governmental rules or regulations currently in effect.

               (b)  Qualification.  Where applicable, each such plan is
                    -------------
qualified under Section 401 of the Code, and the plan sponsor has received a determination letter as to the continued qualification of each such plan under the Code.

               (c)  Contributions.  Any of the Companies has made all
                    -------------
contributions to each such plan required by the terms of the plan or any related collective bargaining agreement as well as, where applicable, all contributions required to be made in order to satisfy the minimum funding standards of Section 302 of ERISA to the extent such standards are applicable.

               (d)  Funding.  With respect to any such plan subject to the
                    -------
minimum funding standards of Section 302 of ERISA, if any, there is no accumulated funding deficiency within the meaning of such Section and there are no unfunded past service liabilities.

               (e)  Prohibited Transactions.  None of the Companies has engaged
                    -----------------------
in or been a party to any prohibited transaction in connection with which such Company or the Seller or their successors could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

               (f)  Reporting.  Each of the Companies has complied with and
                    ---------
prior to Closing will comply with reporting requirement as to any event which has occurred and any condition which exists which would be deemed a reportable event with respect to such plans within the meaning of Section 404 of ERISA.

               (g)  Pension Benefit Guaranty Corporation.  None of the Companies
                    ------------------------------------
has incurred, or will incur, any financial liability to the Pension Benefit Guaranty Corporation except for premiums due, all of which have been or will be paid.

               (h)  Terminations.  None of the Companies has terminated any such
                    ------------
plan or any trust related thereto.

     2.14  Brokers.  None of the Companies or the Seller has employed,
           -------
contracted, for the services of, or authorized any broker or finder with respect to the negotiations leading up to the execution of this Agreement or the consummation of the transactions contemplated hereby, except Shields & Company (which Gelman shall pay).

     2.15  Liabilities.  Except as set forth in Schedule 2.15, the Buyer, Vivra,
           -----------                          -------------
and, after the Closing, the Companies will not be obligated for, nor will the Assets secure or be subject to, any liabilities or obligations of the Seller of any kind or nature whether absolute, accrued, contingent, known, or unknown, and whether normally set forth or reflected in a financial statement in connection with, as result of or following the consummation of the transactions contemplated hereby.

     2.16  Material Contracts.  Schedule 2.16 contains a correct and complete
           ------------------   -------------
list of all contracts, agreements, commitments, instruments, leases, and arrangements, including all amendments or supplements thereto, to which any of the Companies is a party or by which it is bound, or by which any of the Assets is subject or bound which: (a) are material to the business of the Companies, or
(b) meet any of the following descriptions: (i) any contracts, agreements, or arrangements with insurance companies, managed care plans, hospitals, employers, or other third parties pursuant to which health care services are provided to patients; (ii) any contract or agreement not entered into in the normal course of business; (iii) any contract or agreement which involves future payments or receipts in excess of $10,000; (iv) any contract or agreement not terminable without penalty or cause on 90 days or less notice; and (v) any contracts or agreements with physicians or other providers of medical services on behalf of any of the Companies (collectively, the "Material Contracts").
The Seller has delivered accurate and complete copies of each Material Contract to the Buyer (except that if there are any missing terms, such missing terms are not material to any such Material Contract). All Material Contracts are valid, binding, and enforceable in accordance with their terms and are in full force and effect, except those that by their terms have expired. None of the Seller or any of the Companies nor to the best of the Seller's knowledge, any other party to any Material Contract is in breach of any provision of, in violation of, or in default under the terms of any Material Contract. Except as indicated on Schedule 2.16, no Material Contract will be effected by the transactions
   -------------
contemplated by this Agreement.

     2.17  Pooling of Interests.  Except as contemplated or required under this
           --------------------
Agreement:

               (a) none of the Companies has been a division or subsidiary of another corporation for the two years preceding the Closing;

               (b) none of the Companies has held more than 10% of the stock of any other company or of Vivra at the date of initiation of the transactions contemplated by this Agreement;

               (c) none of the Companies has, in order to consummate this transaction, changed its voting common stock structure during the two years immediately preceding the Closing;

               (d) during the two years preceding the Closing, none of the Companies has purchased treasury stock to consummate or avoid a business combination transaction;

               (e) none of the Companies has rearranged the relative ownership shares among its existing voting shareholders as a part of this transaction;

               (f) no financial arrangements have been made with the Seller which negate the exchange of equity securities (such as loans made against stock issued); and

               (g) to the best of the knowledge of the Seller, none of the Companies or any of their affiliates, officers, or directors has taken any action or failed to take action which action or failure to take action would jeopardize the treatment of the acquisition of the Companies as a "pooling of interests" for accounting purposes.

     2.18  Securities Laws.
           ---------------

               (a)  Receipt of information.  Since the commencement of
                    ----------------------
negotiations, each Seller has had access to and each Seller has received: (i) a copy of Vivra's Prospectus dated February 9, 1995; (ii) a copy of Vivra's 1994 Annual Report to Stockholders; (iii) a copy of Vivra's Annual Report on Form 10-K for the fiscal year ended November 30, 1994; (iv) a copy of Vivra's Quarterly Reports on Form 10-Q for the quarters ended February 28, May 31 and August 30, 1995; (v) a copy of the Prospectus Supplements to Vivra's Prospectus dated February 9, 1995; (vii) a copy of Vivra's Form 8-K dated August 16, 1995 and December 21, 1995, and (viii) such other information as Seller's have reasonably requested.

               (b)  Investment Experience.  Each Seller represents that such
                    ---------------------
Seller is experienced in evaluating and investing in securities and acknowledges that such Seller is able to fend for himself, can bear the economic risk of such Seller's investment, and has such knowledge and experience in financial and business matters that such Seller is capable of evaluating the merits and risks of the investment in Vivra Common Stock.

               (c)  Accredited Investor Status.  Each Seller represents and
                    --------------------------
warrants that such Seller is an accredited investor.

     2.19 Accounts Receivable.  Schedule 2.19 sets forth an accurate and
          -------------------   -------------
complete aging of all outstanding accounts and notes receivables as of December 31, 1995. All outstanding accounts and notes receivable reflected on the Financials are due and valid claims against account debtors for services rendered, and are not subject to any defenses, offsets, or counterclaims. All receivables arose in the ordinary course of business.
No receivables are subject to any prior assignments, claim, lien, or security interest.

     2.20  Taxes.  Each of the Companies has filed all returns, declarations,
           -----
and reports and all information returns and statements (collectively, "Returns")
                                                                       -------
required to be filed or sent by or on behalf of such Company with respect to all foreign, federal, state, county, local, and other taxes of every kind, including income, gross receipts, excise, franchise, property, value added, import duties, employment, transfer, payroll, sales, and use taxes and any additions to tax and any interest or penalties thereon (collectively, "Taxes") for any period ending
                                                  -----
on or before the Closing Date. As of the time of filing, the Returns accurately and correctly reflected, the income, business, assets, operations, activities, and status of the Companies and any other information required to be shown thereon. No extension of time in which to file a Return is currently in effect. Each of the Companies has timely paid all Taxes required to be paid prior to the date hereof. All Taxes which each of the Companies is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid to the proper governmental entity or are being withheld by such Company for such payment. All taxes which have not been paid on the date hereof have been properly accrued for on the Financials. Since its incorporation, each of the Companies has been taxable as an "S" corporation under the Code.

     2.21  Bank Accounts.  Schedule 2.21 sets forth the names and locations of
           -------------   -------------
all banks, trust companies, savings and loan associations, and other financial institutions at which each of the Companies maintains an account, deposit, safe deposit box, lock box, or line of credit or other loan facility relationship or account of any nature and the names of all persons authorized to draw thereon, make withdrawals therefrom, or have access thereto. Schedule 2.21 sets forth an
                                                     -------------
accurate and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by each of the Companies ("Investments"). Each of the Companies has good and marketable title to all of the Investments.

     2.22  Real Estate.  Schedule 2.22 sets forth an accurate, correct, and
           -----------   -------------
complete list of all real property leased or subleased by each of the Companies including identification of the lease or sublease and street address (including the lease on the Hopedale facility, the "Real Estate Leases"). Each of the Companies has been in peaceable possession of the premises covered by each Real Estate Lease since the commencement of the original term of such Real Estate Lease. The Seller has delivered to the Buyer accurate, correct and complete copies of each Real Estate Lease, or, in the case of Hopedale facility, a summary of such lease terms relating to the oral lease.

     2.23  Transactions with Affiliates.  Except as otherwise set forth on
           ----------------------------
Schedule 2.23, neither the Seller nor its Affiliates (as hereinafter defined),
-------------
directly or indirectly: (a) owns any debt, equity, or other interest in any corporation, association, or other entity which is a competitor, lessor, lessee, customer, or supplier of any of the Companies, (b) has any cause of action or other claim against or owes any amount to, or is owed any amount by, any of the Companies; (c) has any interest in or owns any property or right used in the conduct of the business of any of the Companies; (d) is a party to any contract, lease, agreement, arrangement, or commitment of which any of the Companies is a party; or (e) received from or furnished to any of the Companies any goods or services. For purposes of this Agreement, the term "Affiliate" means any corporation, limited liability company, partnership, trust, or other entity controlled by the Seller, or any member of the Seller's immediate family.

     2.24  Interim Change.  Except as set forth in Schedule 2.24 or in the
           --------------                          -------------
Financials or other schedules hereto, since September 30, 1995 there has not been:

           (a) any material adverse change in the financial condition, assets, liabilities, personnel, or business of any of the Companies or in any of their relationships with suppliers, patients, lessors, lessees, or regulators;

           (b) any damage, destruction, or loss of property, whether or not covered by insurance, materially and adversely affecting any of the Companies;

           (c) any increase in the compensation or benefits payable or to become payable by any of the Companies to any of their officers or employees;

           (d) any extension of credit by any of the Companies other than in the ordinary course of business;

           (e) any redemption, purchase, or other acquisition by any of the Companies of any of its shares of capital stock;

           (f) any sale, transfer, or disposal by any of the Companies or purchase, or agreement therefor, by any of the Companies of any properties or assets or provision of services except in the ordinary course of business and consistent with past practices;

           (g) any declaration or payment of any dividends or other distributions in respect of the capital stock of any of the Companies; or

           (h)  any transaction not in the ordinary course of business.

Except as disclosed on Schedule 2.24, since September 30, 1995 none of the
                       -------------
Companies has incurred or become subject to, or agreed to incur or become subject to, any liability or obligation, contingent or otherwise, except current liabilities and contractual obligations which are disclosed on Schedule 2.16 or
                                                               -------------
not required to be so disclosed in the ordinary course of business.

     2.25  Disclosure by the Seller.  Set forth on Schedule 2.25 is a
           ------------------------                -------------
description of any of the following events which have occurred since the incorporation of each of the Companies:

           (a) any disciplinary, peer review, or professional review investigation, proceeding, or action instituted against the Seller by any licensure board, hospital, medical school, health care facility or entity, professional society or association, third party payor, peer review or professional review committee or body, or governmental agency;

           (b) any investigation or proceeding, whether administrative, civil, or criminal, relating to an allegation against the Seller of filing false health care claims, violating anti-kickback laws or engaging in other billing improprieties;

           (c) any investigation or proceeding based on any allegation or proceeding based on any allegation, against the Seller of violating professional ethics or standards, or engaging in illegal, immoral, or other misconduct (of any nature or degree), relating to the practice of medicine; and

           (d) any denial or withdrawal of an application of the Seller in any state for licensure as a physician, for medical staff privileges at any hospital or other health care entity, for board certification or recertification, for participation in any third party payment program, for state or federal controlled substances registration, or for malpractice insurance.

     2.26  No Untrue Representation or Warranty.  No representation or warranty
           ------------------------------------
by the Seller in this Agreement, and no statement, schedule, or certificate furnished or to be furnished to the Buyer pursuant to this Agreement, or in connection with the transactions described herein, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     3.  Representations and Warranties of the Buyer and Vivra.  The Buyer and
         -----------------------------------------------------
Vivra jointly and severally represent and warrant to the Sellers that:

     3.1  Organization and Good Standing.  Each of Vivra and the Buyer is, and
          ------------------------------
on the Closing Date, will be, a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and the Buyer is qualified as a foreign corporation in good standing under the laws of the Commonwealth of Massachusetts.

     3.2  Authority.  The execution, delivery, and performance of this Agreement
          ---------
and the consummation of the transactions described herein by the Buyer and Vivra have been duly authorized and approved by their respective Board of Directors (either specifically or by appropriate grant of general authority), and by all other necessary corporate action on their part, and no approval of Vivra stockholders is required of such actions. The person who has executed this Agreement on behalf of the Buyer and Vivra has been duly authorized to do so by all necessary corporate action by the Buyer and Vivra, respectively. Each of the Buyer and Vivra has the corporate power and authority to enter into, deliver, and perform this Agreement, and this Agreement, when executed and delivered by each of the Buyer and Vivra, will be a valid and binding obligation of the Buyer and Vivra enforceable against the Buyer and Vivra according to its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws, regulations, and authorities from time to time in effect affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding in equity or at law.

     3.3  Brokers.  Neither the Buyer nor Vivra has employed, contracted for the
          -------
services of, or authorized any broker or finder with respect to the negotiations, execution, or performance of this Agreement or the consummation of the transactions contemplated hereby.

     3.4  Effect of Agreement.  Neither the execution and delivery of this
          -------------------
Agreement by the Buyer or Vivra nor the consummation of the transactions described herein at the Closing will:

           3.4.1  Articles and Bylaws.  Violate the Buyer's or Vivra's charter
                  -------------------
or bylaws;

           3.4.2  Breach of Agreements.  Violate, constitute a breach of, cause
                  --------------------
a default under, or permit the termination of any agreement, obligation, liability, mortgage or deed of trust, security agreement, or other lien, charge, or encumbrance, to which the Buyer or Vivra is subject or for which the Sellers might become liable;

           3.4.3  Acceleration of Indebtedness.  Accelerate or constitute an
                  ----------------------------
event entitling the holder of any indebtedness of the Buyer or Vivra to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect thereon; or

           3.4.4  Judgments, etc.  Violate, conflict with or result in the
                  ---------------
breach of any judgment, order, writ, injunction, decree, or, to the best knowledge of the Buyer or Vivra, any rule or regulation of any court, governmental agency, or instrumentality affecting the Buyer or Vivra.

     3.5  Litigation.  There is no material litigation, governmental
          ----------
investigation or other proceeding pending or, to the best knowledge of the Buyer or Vivra, threatened to which the Buyer or Vivra is a party that would adversely affect the Buyer or Vivra or the ability of the Buyer or Vivra to consummate the transactions described in this Agreement.

     3.6  Vivra Stock.  The Vivra Shares have been duly authorized by all
          -----------
necessary corporate action of Vivra and when delivered hereunder will be validly issued, fully paid, and nonassessable and free and clear of any lien, security interest or other Encumbrances.

     3.7  Other.  The issuance by Vivra of the Vivra Shares will be effected in
          -----
compliance with a Registration Statement on Form S-4, including the form of prospectus relating to the Vivra Shares and provided to Sellers pursuant to paragraph 2.18, which has been filed with the Securities and Exchange Commission
--------------
and is effective, and no stop order has been issued or sought in connection therewith. All of the Vivra Shares are authorized for listing on the New York Stock Exchange, upon official notice of issuance. Such Registration Statement and the other materials described in paragraph 2.18 contain financial statements
                                     --------------
of Vivra that fairly present in all material respects the financial condition of Vivra, conform in all material respects to the requirements of all applicable statues and regulations, and do not contain any untrue statement of fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Since the date of the latest Form 10-Q set forth in paragraph 2.18, there has occurred no material adverse change in
             --------------
the business or financial condition of Vivra. No approvals, consents, filings or registrations are required that have not been obtained or effected under any federal or state laws that would if not obtained or effected render unlawful the issuance by Vivra of the Vivra Shares to the Sellers or the Sellers' subsequent sale of such shares in accordance with this Agreement.

     4.  Covenants of the Sellers.  Each Seller covenants and agrees that with
         ------------------------
respect to himself:

     4.1  Conduct of Business Pending the Closing.  From the date of this
          ---------------------------------------
Agreement to the Closing Date, the Seller will or will cause each of the Companies to:

           4.1.1  Conduct of Business; Operation of Facilities.  Conduct the
                  --------------------------------------------
business of the Companies and operate the facilities of the Companies as presently conducted and operated and only in the ordinary course of business and will comply in all material respects with all applicable legal and contractual obligations;

           4.1.2  Preservation of Organization.  Use best efforts to preserve
                  ----------------------------
the business of the Companies and the facilities of the Companies intact and to preserve the goodwill of all suppliers, customers, patients, physicians, providers, and others with whom the Seller or any of the Companies have business relationships;

           4.1.3  Maintenance of Premises.  Use best efforts to preserve and
                  -----------------------
maintain the Premises in good condition, ordinary wear and tear excepted, and repair any damage to the Premises;

           4.1.4  Employees.  Take no action which would interfere with the
                  ---------
Buyer's relations with the employees of the Companies and not increase the compensation payable to any of such employees;

           4.1.5  Liabilities.  Not incur any obligation or liability other
                  -----------
than current liabilities incurred in the ordinary course of business consistent with past practices; and

           4.1.6  Alienation of Assets.  Not sell, transfer, distribute, or
                  --------------------
encumber any of the Assets, except for Inventory expended or sold in the ordinary course of business.

           4.1.7  Certain Payments.  Not (a) declare or pay any dividend or
                  ----------------
make any other distribution with respect to its securities or redeem or purchase any securities, or (b) perform, pay or otherwise discharge, any obligation or liability except for current liabilities paid in the ordinary course of business consistent with past practices.

           4.1.8  Material Contracts.  Not enter into, amend, or terminate any
                  ------------------
Material Contracts.

     4.2  Restrictions on Transfer.  The Seller agrees that he will not directly
          ------------------------
or indirectly sell, assign, transfer, give, pledge, encumber, or otherwise dispose of any interest in the Seller Shares prior to the Closing and will not directly or indirectly sell, assign, transfer, give, pledge, encumber, or otherwise dispose of any interest in the Vivra Shares acquired by him (including any Vivra Shares issued as part of the Post Closing Payments) until an earnings report including at least 30 days of the combined operations of Vivra and the Companies has been filed with the SEC (the "Combined Earnings Report"). Legal counsel for the Seller (the "Escrow Holder") shall hold the Vivra Shares in escrow until the Combined Earnings Report has been filed with the SEC and thereafter the Escrow Holder shall deliver the Vivra Shares to the Seller (in the relative proportions set forth in Schedule 1.2) and
                                                               ------------
upon such delivery, the provisions of this paragraph 4.2 shall be no longer
                                           -------------
effective. The Escrow Holder shall be entitled to deposit the Vivra Shares with a court of law in the event of a dispute and neither the Buyer nor Vivra shall seek to have the Escrow Holder disqualified from representing the Seller in such dispute. The Buyer, Vivra, and the Seller shall jointly indemnify, defend, and hold the Escrow Holder harmless from any and all reasonable expenses and fees, costs, damages, and liabilities arising or incurred by reason of it serving as the Escrow Holder.

     4.3  Facilities Lease.  The Seller shall cause the owner of the Premises to
          ----------------
enter into the Facilities' Leases (as hereinafter defined).

     4.4  Insurance.  The Seller shall cause each of the Companies to maintain
          ---------
in full force and effect to the Closing Date all policies of insurance relating to the Assets and the facilities of the Companies now in effect and will give all notices and present all claims under such policies of insurance in a timely fashion up to the Closing Date.

     4.5  Audited Financial Statements.  On and after Closing, the Seller shall
          ----------------------------
cooperate with Vivra at the expense of Vivra or the Buyer in the preparation of such audited financial statements in respect of the Assets and results of operations of the Companies prior to Closing as Vivra reasonably deems appropriate for Vivra's financial and tax reporting purposes.

     4.6  Satisfaction of Conditions Precedent.  The Seller, in addition to
          ------------------------------------
specific obligations set forth elsewhere in this paragraph 4, shall (i) upon
                                                 -----------
satisfaction of the conditions precedent set forth in paragraph 7, execute and
                                                      -----------
deliver the documents required to be delivered by the Seller pursuant to paragraph 8 and (ii) use his best efforts to consummate the transaction
-----------
contemplated by this Agreement and to satisfy or cause to be satisfied all of the conditions precedent set forth in paragraph 6.
                                      -----------

     4.7  Supplements.  If any representation, warranty, or statement of the
          -----------
Seller or any schedule delivered to the Buyer shall become incorrect, the Seller shall promptly deliver to the Buyer a supplement in order that said representation, warranty, statement, or schedule, as so supplemented, shall be true and correct; provided, however, that no such supplement or amendment shall be considered in determining the satisfaction of the conditions set forth in paragraph 6.1 and no such supplement or amendment shall affect the Seller's
-------------
obligations under paragraph 9.
                  -----------

     4.8  Bank Accounts.  The Sellers shall prior to the Closing Date, change
          -------------
the signature authorizations on each of the Companies' bank accounts so that the only persons authorized to engage in transactions in such accounts following the Closing are the persons identified by the Buyer.

     5.  Covenants of the Buyer and Vivra.  The Buyer and Vivra jointly and
         --------------------------------
severally covenant and agree that:

     5.1  Maintenance of Records; Access by the Sellers.  Subject to the
          ---------------------------------------------
applicable law of confidentiality and privacy, the Buyer shall for a period of seven years maintain within the Restricted Territory all business records of the facilities currently operated by the Companies and make such records available for use by the Sellers as needed. Access to any such records shall be during normal business hours, with prior notice to the Buyer of the time when such access shall be needed. The Sellers' employees, representatives and agents shall conduct themselves in such a manner as to not unnecessarily or unreasonably disrupt the Buyer's normal business activities.

     5.2  Financial Statements.  On and after the Closing Date (and after
          --------------------
Closing), the Buyer shall cooperate with the Sellers in the preparation of such financial statements and cost reports in respect of the Assets and the results of operations of the Companies prior to Closing as the Sellers reasonably deem appropriate for the Sellers' financial and tax reporting purposes.


     5.3  Satisfaction of Conditions Precedent.  The Buyer and Vivra shall (i)
          ------------------------------------
upon satisfaction of the conditions precedent set forth in paragraph 6, execute
                                                           -----------
and deliver the documents required to be delivered by the Buyer and Vivra pursuant to paragraph 8, use its best efforts to consummate the transactions
            -----------
contemplated by this Agreement and to satisfy or cause to be satisfied all of the conditions precedent which are set forth in paragraph 7.
                                                -----------

     5.4  Public Announcement.  Each of Vivra and the Buyer agrees to assist the
          -------------------
Sellers in announcing this transaction to the public in such a way that each of the Companies' goodwill will be preserved and the public's perception of the transaction will be that of a continuation of any of the Companies's business and not a disposition of assets.

     5.5  Other.  Vivra shall notify the New York Stock Exchange of the issuance
          -----
of the Vivra Shares promptly after the Closing. Vivra will file the Combined Earnings Report with the SEC within 45 days after the close of the first Vivra fiscal quarter containing at least 30 days of the combined operations of Vivra and the Companies. In order to permit sales by Sellers under Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), Vivra agrees to (a) make and keep "public information" available (as used in Rule 144 under the Securities Act); (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of Vivra under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (c) furnish to a Seller forthwith upon request a written statement by Vivra as to its compliance with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act and a copy of the most recent annual or quarterly report of Vivra a Seller may reasonably request in availing himself of any rule or regulation of the SEC allowing him to sell any such securities.

     6.  The Buyer's and Vivra's Conditions Precedent to Closing.  The Buyer's
         -------------------------------------------------------
and Vivra's obligations to purchase the Seller Shares, deliver the Vivra Shares, and perform its other obligations under this Agreement are subject to the occurrence of or compliance with each of the following conditions, all of which are for the sole benefit of the Buyer and Vivra and may be waived by the Buyer and Vivra:

     6.1  Warranties True and Correct.  Each of the representations and
          ---------------------------
warranties of each Seller set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and the covenants, agreements, and conditions required by this Agreement to be performed and complied with by each Seller by such date shall have been performed and complied with in all material respects.

     6.2  Deliveries.  Each Seller shall have executed and delivered all of the
          ----------
documents required to be delivered by him pursuant to paragraph 8.
                                                      -----------

     6.3  Approval.  The form and substance of all certificates, instruments,
          --------
opinions, and other documents delivered to the Buyer pursuant to this Agreement shall be reasonably satisfactory to the Buyer and its counsel.

     6.4  Litigation.  No litigation or governmental investigation, proposed or
          ----------
pending, shall have been commenced or threatened by persons other than the Buyer, Vivra, or their affiliates with regard to the transactions described in this Agreement, which if successful, would have a material adverse effect on the operations or financial condition of any of the Companies, the facilities of the Companies, or the Assets or any party's ability to consummate the transactions contemplated by this Agreement.

     6.5  Condition of Assets.  None of the Companies or the Assets shall have
          -------------------
been materially adversely affected by any act of God, fire, flood, accident, labor disturbance, legislation (proposed or enacted), or other event or condition.

     6.6   Registration of Vivra Shares.  The registration statement covering
           ----------------------------
the sale of Vivra Shares to the Sellers shall have remained effective and shall not be the subject of any stop order or proceeding seeking a stop order and the Vivra Shares shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

     6.7   Consents.  All consents by third parties that are required for the
           --------
transfer of the Seller Shares or are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which any of the Companies is a party or to which any portion of the properties of any of the Companies is subject, shall have been obtained or provided for and shall remain in effect.

     6.8  Due Diligence.  The Buyer shall have investigated the ownership,
          -------------
conditions, and nature of the business conducted by each of the Companies and its financial condition and results of operations in a due diligence investigation, the results of which are satisfactory to the Buyer in its sole but good faith discretion. The Environmental Report shall be satisfactory to the Buyer in its sole but good faith discretion.

     6.9  FIRPTA Certificate.  The Sellers shall have furnished the Buyer with a
          ------------------
certificate of non-foreign status signed by the appropriate party and sufficient in form and substance to relieve the Buyer of all withholding obligations under
Section 1445 of the Code.

     7.  The Sellers' Conditions Precedent to Closing.  Each Seller's obligation
         --------------------------------------------
to sell his Seller Shares is subject to the occurrence of or compliance with each of the following conditions, all of which are for the sole benefit of the Sellers and may be waived by either Seller.

     7.1  Warranties True and Correct.  Each of the representations and
          ---------------------------
warranties of the Buyer and Vivra set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and the covenants, agreements, and conditions required by this Agreement to be performed and complied with by the Buyer and Vivra by such dates shall have been performed and complied with in all material respects.

     7.2  Deliveries.  The Buyer and Vivra shall have executed and delivered all
          ----------
of the documents required to be delivered by the Buyer and Vivra pursuant to paragraph 8.
-----------

     7.3  Approval.  The form and substance of all certificates, instruments,
          --------
opinions, and other documents delivered to the Sellers pursuant to this Agreement shall be satisfactory in all reasonable respects to the Sellers and his counsel.

     7.4  Litigation.  No litigation or governmental investigation, proposed or
          ----------
pending, shall have been commenced or threatened by persons other than either Seller or his affiliates with regard to the transactions described in this Agreement which, if successful, would have a material adverse effect on any party's ability to consummate the transactions contemplated by this Agreement.

     7.5  Registration of Vivra Shares.  The registration statement covering the
          ----------------------------
sale of the Vivra Shares to the Sellers shall have remained effective and shall not be the subject of any stop order or proceeding seeking a stop order and the Vivra Shares shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

     8.  Closing.  The Closing of the transactions hereunder shall be effected
         -------
as set forth in paragraph 8.
                -----------

     8.1  Closing.  "Closing" means the transfer of all of the Seller Shares
          -------
from the Sellers to the Buyer. The Closing shall occur on January 30, 1996 (the "Closing Date") at the offices of Hinckley, Allen & Snyder, Boston, Massachusetts.

     8.2  Escrow Agreement.  Vivra, the Buyer and the Sellers shall execute and
          ----------------
deliver an escrow agreement substantially in the form of Exhibit A (the "Escrow
                                                         ---------
Agreement") and shall deliver to the Escrow Holder the Vivra Shares (including any Post Closing Payment) and all documents and instruments described in paragraph 8.3.1 and 8.3.2, for retention and distribution by Escrow Holder in an
---------------     -----
escrow account (the "Escrow") in accordance with the Escrow Agreement.

     8.3  Deliveries.  On the Closing Date, deliveries shall be made by the
          ----------
Sellers as set forth in paragraph 8.3.1 and by the Buyer as set forth in
                        ---------------
paragraph 8.3.2.
---------------

           8.3.1  Deliveries by the Sellers.  The Sellers shall deliver to the
                  -------------------------
Buyer the following documents and instruments, in form and substance reasonably satisfactory to the Buyer and its counsel, against delivery by the Buyer and Vivra of the items specified in paragraph 8.3.2:
                                ---------------

               (a)  Seller Shares.  Certificate(s) evidencing all of the Seller
                    -------------
Shares, endorsed for transfer to the Buyer;

               (b)  Good Standing.  A certificate of good standing of each of
                    -------------
the Companies as of a recent date from the Secretaries of State of the Commonwealth of Massachusetts, and each other state in which any of the Companies are qualified to do business;

               (c)  Corporate Documents.  The minute books, by-laws, and stock
                    -------------------
records of each of the Companies, certified by the Secretaries of such Companies; and

               (d)  Resignations.  Resignations of each member of the Board of
                    ------------
Directors of each of the Companies and each officer of each of the Companies.

               (e)  Facilities Lease.  A lease for the Metro premises (the
                    ----------------
"Facilities Lease") substantially in the form attached as Exhibit B hereto, duly
                                                          ---------
executed by the owner of the Premises;

               (f)  Investment Letter.  A letter substantially in the form
                    -----------------
attached hereto as Exhibit C, executed by each Seller.
                   ---------

               (g)  The Sellers' Certificate.  A certificate (the "Sellers'
                    ------------------------
Certificate") signed by each Seller, dated the Closing Date, to the effect that each of the representations and warranties made by each Seller in this Agreement are true and correct at and as of the Closing Date and that each of the covenants, conditions, and agreements to be performed or complied with by each Seller by such date have been so performed or complied with in all material respects, and that, to the best knowledge of each Seller, there is no fact or condition which would cause either Seller to be in breach of any of the covenants or representations and warranties hereunder as of the Closing Date. The execution and delivery of the Sellers' Certificate by the Sellers shall not limit their liability and obligations following the Closing Date.

               (h)  Bank Accounts.  Evidence that the signature authorization
                    -------------
changes required by paragraph 4.8 have occurred.
                    -------------

               (i)  Waiver.  Evidence that the right of first refusal set forth
                    ------
on Schedule 2.1(b) has been waived.
   ---------------

               (j)  Other.  At the Closing, the Sellers shall take such other
                    -----
steps as may be necessary or appropriate to place the Buyer in actual possession and operating control of the Companies and the Assets.

           8.3.2  Deliveries by the Buyer and Vivra.  The Buyer or Vivra, as
                  ---------------------------------
applicable, shall deliver to the Sellers (or, in the case of subparagraph (a), to the Escrow Holder) the following items against delivery by the Sellers of the items specified in paragraph 8.3.1:
                   ---------------

               (a)  Vivra Shares.  Certificates evidencing the number of Vivra
                    ------------
Shares to be issued to the Sellers at Closing.

               (b)  Resolutions.  Copies of resolutions of the Board of
                    -----------
Directors of the Buyer and Vivra, duly certified by its Secretary in form reasonably satisfactory to counsel for the Sellers, authorizing and approving the execution, delivery, and performance of this Agreement by the Buyer and Vivra, respectively, and all actions to be taken by the Buyer and Vivra, respectively, hereunder.

               (c)  The Buyer's and Vivra's Certificate.  A certificate (the
                    -----------------------------------
"Buyer's Certificate") signed by an authorized officer of each of the Buyer and Vivra, dated the Closing Date to the effect that each of the representations and warranties made by the Buyer and Vivra in this Agreement are true and correct at and as of the Closing Date and that each of the covenants, conditions, and agreements to be performed or complied with by the Buyer and Vivra by such date have been so performed or complied with by the Buyer and Vivra by such date in all material respects, and that, to the best knowledge of such signatory, there is no fact or condition which would cause the Buyer or Vivra to be in breach of any of its representations and warranties hereunder as of the Closing Date. The execution and delivery of the Buyer's Certificate by the Buyer and Vivra shall not serve to limit any of the Buyer's liabilities and obligations following the Closing Date.

     8.4   Closing Agreements.  At the Closing, the parties shall execute,
           ------------------
acknowledge, and deliver the following:

           8.4.1  Medical Director Contract.  Medical Director Agreements by
                  -------------------------
and among the Buyer, Greater Boston Medical Associates, Inc., and Gelman covering the Hopedale, Massachusetts facility and the Everett, Massachusetts facility, substantially in the forms attached hereto as Exhibit D-1 and D-2,
                                                        -------------------
respectively.

           8.4.2  Lease.  A lease for the Hopedale facility between the Buyer
                  -----
and the Sellers, substantially in the form attached hereto as Exhibit E.
                                                              ---------

     8.5  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

           8.5.1  by mutual consent of the Sellers, the Buyer and Vivra;

           8.5.2 by either the Sellers, on the one hand, or the Buyer and Vivra, on the other hand, if there has been a material misrepresentation or material breach of warranty on the part of the other party (treating the Sellers as one party and the Buyer and Vivra as one party for this purpose) in the representations and warranties set forth in this Agreement, or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated hereby; or

           8.5.3 by the Buyer, Vivra or either Seller if the Closing has not occurred by February 10, 1996.

           Termination of this Agreement shall not serve to relieve any party of any responsibility or obligation for any breach of this Agreement occurring prior to such termination.

     9.  Indemnification.
         ---------------

     9.1  Indemnification.
          ---------------

           9.1.1  By the Sellers.  Each Seller shall, on demand, indemnify,
                  --------------
defend and hold each of the Buyer and Vivra and their employees, agents, representatives, successors, and assigns, harmless from, against and in respect of any and all claims, losses, costs, expenses, liabilities, and damages, including interest, penalties, and reasonable attorneys' fees and costs (collectively, "Claims"), that any of them shall incur or suffer in connection with (i) the claims of any third party, including but not limited to the Sellers' employees, against any of them for alleged obligations or liabilities of the Sellers arising out of the Sellers' operation of the business of the Companies prior to the Closing Date, except for those obligations and liabilities of the Company; or (ii) the breach by such Seller of any covenant or agreement made by him or the inaccuracy of any representation or warranty made by such Seller herein; provided, however, that the Sellers shall have no obligation to indemnify Vivra or the Buyer under this paragraph 9.1.1 (A) until
                                                      ---------------
the aggregate of Vivra and the Buyer's Claims exceed $50,000 (at which point the Sellers will be obligated to indemnify Vivra and the Buyer from all Claims relating back to the first dollar, or thereafter (B) to the extent the aggregate of Vivra and the Buyer's Claims exceed the Purchase Price (after which point the Seller will have no obligation to indemnify Vivra and the Buyer from and against further Claims); provided, further, however, that each Seller's obligations to indemnify Vivra and the Buyer shall be limited to his relative proportion of the Purchase Price set forth on Schedule 1.2; provided, further, that the Buyer and
                            ------------
Vivra shall not seek indemnification from Bousquet with respect to the breach of any representation or warranty contained in paragraph 2 other than with respect to paragraphs 2.1, 2.2, 2.5, 2.14, 2.15, 2.17, 2.18, 2.23, and 2.26, as each of such paragraphs pertains to Bousquet or his Seller's Shares, until the Buyer and Vivra have exhausted (pursuant to the immediately preceding proviso) their right to indemnification, if any, against Gelman. Notwithstanding the foregoing, Gelman shall indemnify the Buyer against any Claims relating to that certain mortgage with Allied Capital securing the Hopedale facility in the approximate aggregate principal amount of $238,000.

           9.1.2  By the Buyer.  The Buyer shall, on demand, indemnify, defend,
                  ------------
and hold each Seller and his heirs and assigns harmless from, against, and in respect of any Claims, that any of them shall incur or suffer in connection with
(i) the Claims of any third party for alleged liabilities or obligations of such Seller arising out of the Buyer's operation of the business of the Companies after the Closing Date; or (ii) the breach by the Buyer or Vivra of any covenant or agreement or the inaccuracy of any representation or warranty made by the Buyer or Vivra herein. In addition, the Buyer shall indemnify Gelman against any Claims relating to that certain note under a line of credit with Allied Capital in the approximate aggregate principal amount of $19,859.

     9.2  Calculations.  Claims under paragraphs 9.1.1 and 9.1.2 shall be
          ------------                ----------------     -----
calculated net of insurance proceeds and tax benefits.

     9.3  Notice and Right to Defend.  If any Claim arises after the Closing
          --------------------------
Date for which the Buyer or either Seller may be liable under paragraph 9.1.1
                                                              ---------------
or 9.1.2, the indemnitee shall notify the indemnitor within a reasonable time
   -----
after the indemnitee receives written notice of any Claim, and shall give the indemnitor a reasonable opportunity to settle or defend any such Claim; provided, however, that the indemnitee's failure to give such notice or opportunity shall not impair or otherwise affect the indemnitor's obligation to indemnify against such Claim except to the extent that the indemnitor demonstrates actual damage caused by such failure; and, provided further, that the indemnitee may commence to settle or defend the Claim as circumstances warrant, but any settlement shall require the prior written consent of the indemnitor. The expenses of all proceedings, contests, or lawsuits with respect to Claims shall be borne by the indemnitor. If an indemnitor wishes to assume the defense of a Claim, it shall give written notice to the indemnitee within 10 days after notice from the indemnitee of such Claim, and the indemnitor shall thereafter defend the Claim, employing counsel reasonably satisfactory to the indemnitee, provided that the indemnitee may participate in the defense at its own expense.

     If the indemnitor does not assume the defense pursuant to the terms of the preceding paragraph of, or if after so assuming it fails to defend, any such Claim, the indemnitee may defend it in such manner as it may reasonably deem appropriate, and the indemnitee may settle such Claim on such terms as it may reasonably deem appropriate so long as such settlement only requires the payment of cash. The indemnitor shall promptly reimburse the indemnitee for all reasonable expenses, legal and otherwise, as incurred by the indemnitee in connection with the defense, appeal, and settlement of such Claim. If no settlement of such a Claim is made, the indemnitor shall satisfy any judgment rendered with respect to it before the indemnitee is required to do so.

     If a judgment is rendered against the indemnitee on any Claim, or any lien attaches to any of the assets of any indemnitee, the indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the indemnitor shall forthwith pay such judgment or discharge such lien before any indemnitee is compelled to do so.

     10.  Miscellaneous.
          -------------

     10.1  Notices.  Any notice provided for in this Agreement and any other
           -------
notice, demand or communication required or permitted to be given hereunder or which any party may wish to send to another ("Notice" or "Notices") shall be in writing and shall be deemed to have been properly given if served by (i) personal delivery or (ii) registered or certified U.S. mail, or by comparable private carrier, First Class, return receipt requested in a sealed envelope, postage or other charges prepaid, or (iii) telegram, telecopy, facsimile, telex or other similar form of communication, if followed by other physical delivery in writing, addressed to the party for whom the Notice is intended as follows:

     If to the Buyer or Vivra:

           David P. Barry
           President
           Vivra Renal Care, Inc.
           2 Mareblu
           P.O. Box 31059
           Laguna Hills, CA 92654
           FAX:  (714) 831-6538

     with a copy to:

           Timothy R.M. Bryant, Esq.
           McDermott, Will & Emery
           227 W. Monroe Street, Suite 3100
           Chicago, IL  60606
           FAX:  (312) 984-3669

     If to Gelman:

           Martin L. Gelman, M.D.
           280 Washington Street, Suite 201
           Brighton, MA  02135

     with a copy to:

           Bruce Goodman
           Hinckley, Allen & Snyder
           One Financial Center
           Boston, MA  02111
           FAX:  (617) 345-9020

     If to Bousquet:

           Gerald Bousquet, M.D.
           29 Village Square
           Chelmsford, MA 01824

     with a copy to:

           Phillip Nyman
           Nyman & Gaffney
           375 Gorham Street
           Lowell, MA 01852
or such other address as any person may request by notice given as aforesaid.

           10.1.1  Change of Address.  Any party to this Agreement may change
                   -----------------
its address for Notice from time to time by notice given in accordance with the foregoing provisions.

           10.1.2  Effective Time.  All notice given pursuant to this paragraph
                   --------------
shall be deemed given and effective when received if personally delivered or sent by telegram, telecopy, telex or similar form of communication or, if mailed on the date shown on the return receipt or if a receipt has not then been received, five days after mailing.

     10.2  Payment of Expenses.  Each of the Sellers, Vivra, and the Buyer shall
           -------------------
each pay his or its own expenses, including without limitation, the disbursements and fees of all their respective attorneys, accountants, advisors, agents, and other representatives, incidental to the preparation and carrying out of this Agreement, whether or not the transactions contemplated hereby are consummated.

     10.3  Sales Tax.  The Sellers shall pay any and all sales or use taxes
           ---------
arising as a result of the transactions hereunder.

     10.4  Schedules.  The Sellers agree to provide at Closing such materials,
           ---------
documents, and information as may be necessary to update the information contained in any Schedule attached to this Agreement; provided, however, that such update shall not serve to cure any breach in the representations and warranties contained herein or with respect to the transactions contemplated hereby resulting from such update.

     10.5  Termination.  If the transactions contemplated hereby are not
           -----------
consummated, the Buyer will return to the Sellers, and the Sellers will return to the Buyer, upon request, the respective materials, information, documents, instruments, and records supplied by the other party in respect to such party's business operations and shall keep confidential all information which that party has gathered with respect to the business of the other.

     10.6  Risk of Loss.  Risk of loss or damage by fire or other casualty to
           ------------
the Assets or their taking by eminent domain before Closing is assumed by the Sellers. In the event of a material loss to, damage to, or taking of any of the facilities of the Companies, the Buyer and Vivra shall have the option of either
(i) terminating this Agreement without recourse against the Sellers or (ii) continuing this Agreement without recourse against the Sellers, in which event the Sellers shall assign to the Buyer all of the Sellers' rights against third persons and under any applicable insurance policy and any condemnation awards and pay over to the Buyer any sums received as a result of such loss, damage, or taking.

     10.7  Waiver.  The failure of any party to insist, in any one or more
           ------
instances, on performances of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of the parties with respect thereto shall continue in full force and effect.

     10.8  Counterparts.  This Agreement may be executed in two counterparts,
           ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9  Entire Agreement.  This Agreement (including the Schedules hereto)
           ----------------
and all other agreements and documents executed in connection herewith constitute the entire agreement between the parties hereto with respect to the subject hereof and supersede all prior agreements, understandings, negotiations, and discussions of the parties, whether oral or written, and there are no warranties, representations, or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, alteration, or modification of this Agreement shall be valid unless in each instance such amendment, alteration, or modification is expressed in a written instrument duly executed by the parties.

     10.10  Successors and Assigns.  All the terms and provisions of this
            ----------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Each of the Buyer and Vivra may assign any of its rights or obligations under this Agreement to any of its wholly-owned subsidiaries without the consent of the Sellers. Neither Seller may assign any of his rights or obligations under this Agreement without the prior written consent of the Buyer.

     10.11  Further Assurances.  Both before and after the Closing Date, the
            ------------------
parties will exercise good faith with the other and will take all appropriate action and execute any documents, instruments, or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

     10.12  Survival of Representations and Warranties.  All of the
            ------------------------------------------
representations, warranties, covenants, and agreements contained in this Agreement and in any certificate delivered pursuant hereto shall survive the Closing and shall continue to be fully effective and enforceable thereafter until the second anniversary of the Closing Date and shall thereafter be of no effect.

     10.13  Interpretation.  Unless the context requires otherwise, all words
            --------------
used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender shall extend to and include all genders.

     10.14  Severability.  If any provision, clause, or part of this Agreement,
            ------------
or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause, or part under other circumstances, shall not be affected thereby.

     10.15  Release.  Each Seller hereby irrevocably and unconditionally
            -------
releases and discharges each of the Companies and each of their officers, directors, successors, and assigns (the "Released Parties") from any and all actions, claims, causes of action, suits, charges, complaints, contracts, agreements, liabilities, or obligations of any kind whatsoeve in law or in equity, which such Seller or his affiliates, heirs, executors, successors, and assigns, can, shall, or may have against the Released Parties, except rights of indemnification as Medical Director, officer, director, or employee of any of the Companies prior to the Closing Date under insurance policies of the Companies in existence on the date hereof or under the charter or bylaws of the Companies as in existence on the date hereof.

     10.16  Governing Law.  This Agreement is to be governed by, and interpreted
            -------------
under, the laws of the Commonwealth of Massachusetts, without regard to conflicts of laws principles.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

                                   VIVRA INCORPORATED


                                   By:
                                      ------------------------------------------
                                        David P. Barry,
                                        Vice President



                                   VIVRA RENAL CARE, INC.


                                   By:
                                      ------------------------------------------
                                        David P. Barry,
                                        President



                                   SELLERS:



                                   ---------------------------------------------
                                        Martin L. Gelman, M.D.




                                   ---------------------------------------------
                                        Gerald Bousquet, M.D.

                         INDEX OF SCHEDULES AND EXHIBITS


                                    Schedules
                                    ---------

1.2        Relative Proportions of Purchase Price
1.3A       Closing Balance Sheet Principles and Procedures
1.5.1      Restricted Area
2.1(b)     Capitalization
2.2        Officers and Directors
2.3.1(a)   Financials
2.3.1(b)   Treatment Report
2.4        Personal Property and Permitted Exceptions
2.4.2      Condition of Equipment
2.6        Compliance
2.6.1      Licenses
2.6.2      Hazardous Materials
2.7        Litigation
2.10       Insurance
2.11       Labor Agreements
2.12       Employees
2.13       Employment Contracts and Employee Benefit Plans
2.15       Liabilities
2.16       Material Contracts
2.19       Accounts Receivable
2.21       Bank Accounts
2.22       Real Estate Leases
2.23       Transactions with Affiliates
2.24       Interim Change
2.25       Disclosures by the Sellers


                                    Exhibits
                                    --------

A              Escrow Agreement
B              Facility Lease
C              Seller Letter
D-1 and D-2    Medical Director Contracts
E              Hopedale Lease